Exhibit 23: Consent of Certified Public Accountants

We consent to the use of our reports, dated July 26, 2004, in Form 10-Q filing of the Peoples Financial Corporation.

/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.

Biloxi, Mississippi
August 6, 2004